Exhibit 10.18

ASANTE SOLUTIONS, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of January 21, 2015, by and among Asante Solutions, Inc., a Delaware corporation (the “Company”) and the investors listed on Schedule A hereto (each an “Investor” and together, the “Investors”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Stock.

1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase from the Company, and the Company agrees to sell and issue to the Investors, an aggregate of $17.1 million of shares (the “Shares”) of Common Stock of the Company (the “Common Stock”), in the individual amounts set forth opposite such Investor’s name on Schedule A hereto at a price per share (the “Purchase Price”) equal to the per share initial public offering price set forth on the cover of the final prospectus used in the IPO (as defined below). “IPO” shall mean the issuance and sale of shares of Common Stock by the Company, pursuant to an Underwriting Agreement to be entered into by and among the Company, Leerink Partners LLC and Cowen and Company, LLC, as representatives of the several underwriters named therein (the “Underwriters”), to the Underwriters in connection with the Company’s initial public offering pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-201164).

1.2 Closing. The purchase and sale of the Shares shall take place at the location and at the time of the closing of the IPO (which time and place are designated as the “Closing”). At the Closing, each Investor shall make payment of the purchase price of the Shares by wire transfer in immediately available funds to the account specified by the Company against delivery to such Investor of the Shares registered in the name of such Investor, which Shares shall be uncertificated shares.

2. Registration Rights. At the Closing, in connection with the purchase of the Shares, the Amended and Restated Investors’ Rights Agreement dated September 3, 2014 by and among the Company and the Investors (as defined therein) (the “Rights Agreement”), shall be amended by the Amendment to Amended and Restated Investors’ Rights Agreement in substantially the form attached hereto as Exhibit A (the “Amendment to Rights Agreement”), solely for the purposes of providing the Investors with certain registration rights with respect to the Shares as set forth in the Amendment to Rights Agreement.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor, severally and not jointly, that as of the date hereof and as of the date of the Closing:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of

Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Amendment to Rights Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement and the Amendment to Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

3.3 Valid Issuance of Common Stock. The Shares being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws or as contemplated hereby or by the Rights Agreement.

3.4 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Amended and Restated Certificate of Incorporation or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Amendment to Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

3.5 Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 4 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors under this Agreement.

4. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants that as of the date hereof and as of the date of the Closing:

4.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Amendment to Rights Agreement, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

4.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

4.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investors to rely thereon.

4.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Shares.

4.5 Accredited Investor. Such Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

4.6 Restricted Securities. Such Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.7 Legends. It is understood that the Shares may bear one or all of the following legends:

(a) “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

(b) Any legend required by applicable state “blue sky” securities laws, rules and regulations.

4.8 Lock-Up Agreement; Market Stand-Off Agreement. Each Investor has executed and delivered to the Underwriters in connection with the IPO a lock-up agreement in substantially the form attached hereto as Exhibit B (the “Lock-Up Agreement”). Such Lock-Up Agreement is in full force and effect, and following the consummation of the transactions contemplated by this Agreement will remain in full force and effect, including with respect to the Shares and related limits on the ability to exercise the registration rights described in Section 2 hereof. Further, each Investor is bound by the market stand-off agreement set forth in Section 2.10 of the Rights Agreement, and such agreement is in full force and effect, and following the consummation of the transactions contemplated by this Agreement will remain in full force and effect, including with respect to the Shares.

5. Conditions of Investors’ Obligations at Closing. The obligations of each Investor under Section 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing, except as would not reasonably be expected to have a material adverse effect on the Company.

5.2 Public Offering Shares. The Underwriters shall have purchased, concurrently with the purchase of the Shares by the Investors hereunder, the Initial Securities (as defined in the Underwriting Agreement) at the same purchase price (less any underwriting discounts or commissions) per share payable by the Investors hereunder.

6. Compliance with Securities Laws and Regulations. Notwithstanding anything to the contrary contained in this Agreement, the Company is not undertaking the obligation to commit any act in violation of the Securities Laws and Regulations (as defined below) or any other laws, rules and regulations applicable to the IPO, or over any objection of the Commission or the Financial Industry Regulatory Authority, Inc. and any successor organizations or entities thereto (“FINRA”). In the event that by reason of the provisions of this Section 6, in the Company’s reasonable judgment the transactions contemplated by this Agreement would, based on the advice of securities counsel for the Company and concurred in by counsel for the Underwriters after consultations with the Commission and/or FINRA, be deemed invalid as a private placement under the Act for any reason (including but not limited to by reason of the doctrine of “integration” with the IPO) or would otherwise conflict with any Securities Laws and Regulations or give rise to any other legal impediment or legal requirement that would prevent or materially delay the consummation of or unreasonably interfere with the IPO or the purchase of shares of Common Stock as contemplated in Section 1.1 hereof (each such event, a “Termination Event”), then this Agreement shall terminate immediately, unless such Termination Event can be cured with reasonable diligence within ten days after the Company has determined that such Termination Event has occurred. “Securities Laws and Regulations” means (x) all applicable federal, state or other securities laws (including but not limited to the Securities Act, as amended from time to time, and the rules and regulation from time to time promulgated thereunder, the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulation from time to time promulgated thereunder or the rules and regulations of any securities exchange) and (y) all rules and regulations of FINRA or any other self-regulatory organization that are applicable to the Company, the Investors or any Underwriter, as applicable.

7. Termination. Other than as provided in Section 6 hereof, this Agreement shall automatically terminate upon the earliest to occur of (i) the written consent of the Company and the Investors, (ii) the withdrawal by the Company of the Registration Statement, (iii) following the execution of the Underwriting Agreement, the termination of such Underwriting Agreement in accordance with its terms, or (iv) May 31, 2015.

8. Miscellaneous.

8.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

8.2 Assignment; Successors and Assigns. No Investor may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Company, except to any general partners, limited partners, members, direct or indirect subsidiaries of such Investor that are at least 50% controlled by such Investor and affiliates of such Investor, and/or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Investor; provided, however that any such assignee shall agree in writing with the Company to be bound by all of the terms and conditions of this Agreement, including, but not limited to Section 4 hereof, and execute and deliver to the Underwriters a Lock-up Agreement. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3 Governing Law. This Agreement shall be governed by in all respects by the internal laws of the State of Delaware, without regard to principles of conflicts of law.

8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 8.6).

8.7 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Shares purchased hereunder. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company.

8.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.10 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

8.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

ASANTE SOLUTIONS, INC.

By:	/s/ David Thrower
Name:	David Thrower
Title:	Chief Executive Officer

Address:	352 East Java Drive
Sunnyvale, CA 94089

SIGNATURE PAGE TO ASANTE SOLUTIONS, INC.

COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTORS:

Thomas, McNerney & Partners II, L.P.

By:	Thomas, McNerney & Partners II, LLC
Its:	General Partner

By:	/s/ James Thomas
Name:	James Thomas
Title:	Manager

TMP Nominee II, LLC

By:	/s/ James Thomas
Name:	James Thomas
Title:	Manager

TMP Associates II, L.P.

By:	Thomas, McNerney & Partners II, LLC
Its:	General Partner

By:	/s/ James Thomas
Name:	James Thomas
Title:	Manager

Address:
60 South 6th Street
Suite 3620
Minneapolis, MN 55402

Fax: [redacted]
E-mail: [redacted]

SIGNATURE PAGE TO ASANTE SOLUTIONS, INC.

COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTORS:

De Novo Ventures III, L.P.

By:	De Novo Management III, LLC
Its:	General Partner

By:	/s/ Joe Mandato
Joe Mandato, Managing Director

Address:
14612 Big Basin Way
Suite B
Saratoga, CA 95070

E-mail: [redacted]

SIGNATURE PAGE TO ASANTE SOLUTIONS, INC.

COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTORS:

NOVO A/S

By:	/s/ Thomas Dyrberg

Name:	Thomas Dyrberg MD

Title:	Senior Partner

Address:	Tuborg Havnevej 19
DK 2900 Hellerup
Denmark
Attn: Heather Ludvigsen
Fax:
E-mail: [redacted]

SIGNATURE PAGE TO ASANTE SOLUTIONS, INC.

COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTORS:

Sunstone Life Science Ventures Fund I K/S

By:	/s/ Peter Benson	/s/ Merete Moller

Name:	Peter Benson	Merete Moller

Title:	Managing Partner	Partner

Address:	Lautrupsgade 7, 5
2100 Copenhagen
Denmark
Attn: Mr. Peter Benson

Fax: [redacted]
E-mail: [redacted]
Copy: [redacted]

SIGNATURE PAGE TO ASANTE SOLUTIONS, INC.

COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTORS:

SeeD Capital Denmark K/S

By:	/s/ Ulla Brockenhuus-Schack

Name:	Ulla Brockenhuus-Schack

Title:	Managing Partner

By:	/s/ Lars Anderson

Name:	Lars Anderson

Title:	General Partner

Address:	Diplomvej 381, DK-2800 Kgs. Lyngby
Attn: Ulla Brockenhuus-Schack
Fax: [redacted]
E-mail: [redacted]

SIGNATURE PAGE TO ASANTE SOLUTIONS, INC.

COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTORS:

Lundbeckfond Invest A/S

By:	/s/ Lene Skole
Name:	Lene Skole
Title:	CEO

By:	/s/ Mette Kirstine Agger
Name:	Mette Kirstine Agger
Title:	Managing Partner

Address: Scherfigsvej 7,
DK-2100 København Ø
Denmark
	Fax:	[redacted]
	E-mail:	[redacted]

SIGNATURE PAGE TO ASANTE SOLUTIONS, INC.

COMMON STOCK PURCHASE AGREEMENT

Schedule A

Investor	Purchase Amount (in dollars)
De Novo Ventures III, L.P.	$1,000,000

Lundbeckfond Invest A/S	$6,000,000

Novo A/S	$5,500,000

SeeD Capital Denmark K/S	$1,600,000

Sunstone Life Science Ventures Fund I K/S	$2,000,000

Thomas, McNerney & Partners II, L.P.	$991,300

TMP Nominee II, LLC	$5,000

TMP Associates II, L.P.	$3,700

TOTAL	$17,100,000

Exhibit A

Amendment to Rights Agreement

Exhibit B

Lock-Up Agreement